EXHIBIT 23.1

                                [LOGO GOES HERE]

                            KYLE L. TINGLE CPA, LLC

                          PERSONAL FINANCIAL PLANNING
                        BUSINESS SERVICES & TAX PLANNING




December 22, 2005

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated March 14, 2005 accompanying the audited financial statements of Madison Explorations, Inc. as of December 31, 2004, in the Registration Statement on Form 10SB-12G Amendment #2, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,

/s/ KYLE L. TINGLE

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC




P.O. BOX 50329 HENDERSON, NVEVADA 89016  PHONE:[702] 450-2200  FAX:[702]436-4218
                       E-MAIL: ktingle@kyletinglecpa.com